Exhibit 10.8

FIRST AMENDMENT TO THE AMENDED AND RESTATED MASTER

DEVELOPMENT AGREEMENT

This First Amendment (the “Amendment”) to the Amended and Restated Master Development Agreement is made on September 28, 2022 by and amongst (1) Tim Hortons Restaurants International GmbH, a private limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Switzerland (“THRI”), (2) TH Hong Kong International Limited, a company organized under the laws of Hong Kong (the “Master Franchisee”) and (3) TH International Limited, a company organized under the laws of Cayman Islands (“Tims China”)

For the purposes of this Amendment, each party above shall be individually referred to as a “Party” and collectively as the “Parties ”. Capitalized terms used but not defined herein have the meanings set forth in the Agreement (as defined below).

WHEREAS

A.	THRI, Master Franchisee and Tims China are parties to an Amended and Restated Master Development Agreement dated August 13, 2021 (the “Agreement”), under which Master Franchisee was granted the exclusive right to develop, open and operate (through itself and the Approved Subsidiaries), Tim Horton Restaurants in the Territory, subject to the terms and conditions set forth in the Agreement.

B.	The Parties have decided to amend the Agreement by deleting the bold, stricken text (indicated as: ~~stricken tex~~t) and adding the bold, underlined text (indicated as: underlined text) as more particularly set forth herein.

The Parties agree as follows:

1.	Amendment to Clause 4B.1 (Nomination and Observer Rights)

The first sentence of Clause 4B.1 of the Agreement is hereby amended as follows:

“For so long as THRI holds ~~3,495~~ 1,239,906 ordinary shares, which is equivalent to 1,165 ordinary shares prior to effecting the share split in accordance with Section 2.01 of the Merger Agreement dated August 13, 2021 (the “Share Spit”), entered into by and among Tims China and certain other parties in connection with the SPAC Transaction (as adjusted, if necessary, to take into account any share splits, share dividends, share combinations and similar transactions occurring after the ~~SPAC Transaction~~ Share Split) of Tims China, THRI shall have the right (but not the obligation) to nominate one (1) individual of its choosing (such individual, the “THRI Designee”) for election to the board of directors of Tims China (the “Tims China Board”) at each meeting of the shareholders of Tims China at which directors are to be elected.

2.	Representations and Warranties.

Each Party represents and warrants to the other Parties that this Amendment has been duly executed by an authorized officer of such Party and constitutes a valid and binding obligation of such Party, enforceable against it in accordance with the terms hereof. No consent, approval, filing or authorization from any Authority is necessary or shall be obtained for the signature and performance by such Party of this Amendment. The Parties further represent and undertake to complete any and all corporate actions necessary to give effect to and reflect this Amendment.

3.	Effect of Amendment; Conflict.

All provisions of the Agreement not modified by this Amendment will remain in full force and effect. In the event of a conflict between the terms and conditions of this Amendment and the Agreement, the terms and conditions of this Amendment shall control.

4.	Miscellaneous

Clauses 24, 25, 26, 27, 28, 29.1 and 30, 32 and 24 of the Agreement shall apply to this Amendment mutatis mutandis, as if a reference to “this Agreement” were a reference to “this Amendment”. Any dispute or controversy arising under or in connection with this Amendment shall be resolved pursuant to Clause 29.2 of the Agreement as if it were a Dispute thereunder.

This Amendment is executed by the Parties as of the day and year set forth above.

/s/ Lucas Muniz
SIGNED by Lucas Muniz
Authorized Director
For and on behalf of
Tim Hortons Restaurants International GmbH

/s/ Peter Yu
SIGNED by Peter Yu
For and on behalf of
TH Hong Kong International Limited

/s/ Peter Yu
SIGNED by Peter Yu
For and on behalf of
TH International Limited

[Signature Page to First Amendment to the Amended and Restated Master Development Agreement]